As filed with the Securities and Exchange Commission on November 17, 2014
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

MAGELLAN PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                         06-0842255
(State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 1950
Denver, Colorado 80203
(720) 484-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Antoine J. Lafargue
Senior Vice President – Strategy, Business Development and Chief Commercial Officer
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
(720) 484-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John Elofson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Warrants
Units
Total			$100,000,000	$11,620

(1)
There are being registered hereunder such indeterminate number of shares of common stock of Magellan Petroleum Corporation (“Magellan”), such indeterminate number of shares of preferred stock of Magellan, such indeterminate number of warrants to purchase common stock or preferred stock of Magellan, and such indeterminate number of units consisting of any combination of common stock, preferred stock, and warrants and sold together as shall have an aggregate initial offering price not to exceed $100,000,000 or the equivalent thereof in one or more currencies.

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(2)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2014
PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Warrants
Units
We may issue and sell from time to time our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units consisting of any combination of common stock, preferred stock, and warrants (all of the foregoing, collectively, the “Securities”) on terms to be determined at the time of sale. We may offer the Securities separately or together in one or more offerings with a maximum aggregate offering price of $100 million or the equivalent thereof in one or more currencies. We will bear all expenses of registration incurred in connection with this offering.
We will provide a prospectus supplement each time we issue Securities, describing the specific terms of the securities being sold as well as the specific terms of that offering. You should carefully read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, before you invest. This prospectus may not be used to offer or sell the Securities unless accompanied by a prospectus supplement for the securities being sold.
We may sell the Securities directly to you on a delayed or continuous basis directly by us, through dealers, agents, or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents, or underwriters are involved in the sale of the Securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.
Our registration of the Securities covered by this prospectus does not mean that we will offer or sell any of the Securities. We may sell the Securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell the Securities in the section entitled “Plan of Distribution” beginning on page 6.
Our common stock is traded on The NASDAQ Capital Market® under the symbol “MPET”. On November 14, 2014, the closing price of our common stock as reported on the The NASDAQ Capital Market® was $1.37 per share. None of the other securities offered under this prospectus are publicly traded.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE ‘‘RISK FACTORS’’ SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ___________, 2014.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, issue and sell in one or more series or classes our common stock, preferred stock, warrants, and/or units consisting of any combination of our common stock, preferred stock, and warrants in one or more offerings up to an aggregate maximum offering price of $100 million (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of us and the Securities. Each time we sell Securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the particular offering and the terms of the Securities being sold. You should read both this prospectus and any prospectus supplement, together with additional information incorporated by reference in this prospectus, before making an investment in our Securities. For further information about our business and our Securities, you should refer to the registration statement and our reports incorporated by reference in this prospectus, as described in the “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” sections below. We may use this prospectus to sell Securities only if it is accompanied by a prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference, is accurate as of any date other than the date of such document.
In this prospectus, references to “Magellan,” “the Company,” “we,” “us” or “our” refer to Magellan Petroleum Corporation and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.magellanpetroleum.com. However, information on our website will not be considered a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 18, 2014, including the information incorporated therein from our definitive proxy statement on Schedule 14A filed with the SEC on October 28, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed with the SEC on November 13, 2014;

•	our Current Reports on Form 8-K as filed with the SEC on October 16, 2014, (with respect to Item 1.01 of Form 8-K) and November 6, 2014 (with respect to Item 5.02 of Form 8-K); and

•	the description of our common stock contained in the Form 8-K filed with the SEC on June 26, 2013, as the same may be further amended from time to time.
All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:
Magellan Petroleum Corporation
Attention: Corporate Secretary
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Telephone No.: (720) 484-2400
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT MAGELLAN PETROLEUM CORPORATION
Magellan is an independent oil and gas exploration and production company focused on the development of a CO2-enhanced oil recovery (“CO2-EOR”) program at Poplar Dome in eastern Montana and the exploration of conventional and unconventional hydrocarbon resources in the Weald Basin, onshore UK. We also own an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, which we currently plan to farmout; and an 11% ownership stake in Central Petroleum Limited (ASX: CTP) (“Central”), a Brisbane based junior exploration and production company that operates one of the largest holdings of prospective onshore acreage in Australia. We conduct our operations through three wholly owned subsidiaries corresponding to the geographical areas in which the Company operates: Nautilus Poplar LLC in the US, Magellan Petroleum (UK) Limited in the UK, and Magellan Petroleum Australia Pty Ltd. in Australia.

Our strategy is to enhance shareholder value by maximizing the value of our existing assets. Our portfolio of operations includes several early stage oil and gas exploration and development projects, the successful development of which requires significant capital, as well as significant engineering and management resources. We are committed to investing in these projects to establish their technical and economic viability. In turn, we are focused on determining the most efficient way to create the greatest value and highest returns for our shareholders.
We were founded in 1957 and incorporated in Delaware in 1967. Our principal executive offices are located at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203, and our phone number is (720) 484-2400. We maintain a website at http://www.magellanpetroleum.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements.
Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

•
the volatility of oil and natural gas prices and the effect it may have on our profitability, financial condition, cash flows, access to capital, and the ability to grow production volumes and/or reserves;

•
whether the workovers, recompletions, water shutoff technologies, CO2-enhanced oil recovery initiatives, and other drilling efforts at our Poplar properties will result in increased production and cash generation and/or will otherwise result in the successful development of Poplar;

•	whether seismic data will confirm the resource potential of our NT/P82 permit in Australia;

•	uncertainties about the production levels from the properties in which we, through our subsidiaries, have interests, the recoverable reserves at those properties, whether we can obtain the necessary gathering, transportation, and processing capacity to enable the sale of production from those reserves, and the prices that will ultimately be applied to the sale of those reserves;

•	whether we can successfully achieve cost savings while delivering revenue growth;

•	the possibility that exploration and development drilling may not result in commercially producible reserves, or may not otherwise meet our expectations for reserves or production;

•
operational and environmental risks, hazards, and uncertainties in exploration, development, and production activities that could result in substantial losses, including uncertainties regarding our ability to obtain necessary supplies for our development and production programs, such as necessary supplies of CO2 for our CO2-enhanced oil recovery initiative at Poplar;

•	delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	risks associated with equipment procurement and equipment failure;

•	imprecision in the estimates of our actual quantities and present value of proved oil and gas reserves, and uncertainties in the estimates of our actual quantities of non-proved oil and gas reserves;

•	access to capital markets and other uncertainties related to funding; and

•	complex laws and regulations, including environmental regulations, that result in substantial costs and other risks.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the payment of quarterly dividends on the outstanding shares of our Series A convertible preferred stock and the repayment of indebtedness under our senior secured revolving line of credit note with West Texas State Bank (the “Line of Credit Note”). The Line of Credit Note allows us to borrow up to $8.0 million at a floating interest rate based on the Wall Street Journal Prime Rate, which is currently 3.25%. The Line of Credit Note matures on September 30, 2015. We entered into the Line of Credit Note on September 17, 2014 to finance development activity at our Poplar properties and to provide general working capital. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Each time we issue Securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the Securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the Securities covered by this prospectus.

PLAN OF DISTRIBUTION
We are registering the Securities with an aggregate offering price not to exceed $100,000,000 or the equivalent thereof in one or more currencies, to be sold by the Company under a “shelf” registration process. If we offer any of the Securities under this prospectus we will supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We may offer and sell all or a portion of the Securities covered by this prospectus from time to time, in one or more or any combination of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through at the market offerings;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	in privately negotiated transactions;

•	in any combination of these methods of sale; and

•	by any other method permitted by applicable law.
The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
Underwriters, dealers, agents, and others that participate in the distribution of the Securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the Securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, agents, and others and will describe their compensation.
We may have agreements with underwriters, dealers, agents, and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents, and others may engage in transactions with or perform services for us in the ordinary course of their businesses.
Upon entering into any material arrangement with underwriters, dealers, agents or others, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name or names of any agents, underwriters, or dealers;

•	the terms of the Securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other material terms of the offering.

If required under applicable state securities laws, we will sell the Securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell Securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.
Agents
We may designate agents who agree to solicit purchases for the period of their appointment or to sell Securities on a continuing basis. Unless otherwise set forth in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the Securities to whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale.
Underwriters
If we use underwriters for a sale of Securities, the underwriters will acquire the Securities for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise set forth in the applicable prospectus supplement, underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the Securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.
Dealers
We also may sell the Securities to a dealer as principal. If we sell the Securities to a dealer as a principal, then the dealer may resell those Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
At the Market Offerings
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell Securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact amounts regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of the Securities. We will describe any such activities in the prospectus supplement relating to the transaction.
Direct Sales and Institutional Purchases
We may also sell the Securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.
Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of institutional investors to purchase the Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time. These transactions may be effected on The NASDAQ Capital Market® or otherwise.
Passive Market Making
Any underwriters who are qualified market makers on The NASDAQ Capital Market® may engage in passive market making transactions on The NASDAQ Capital Market® in accordance with Rule 103 of Regulation M.
Costs
We will bear all costs, expenses, and fees in connection with the registration of the Securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR COMMON STOCK
The rights of the holders of our common stock are governed by the Delaware General Corporation Law, our certificate of incorporation, as amended, and our by-laws, as amended. The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our certificate of incorporation and our by-laws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Authorized Common Stock
Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, $0.01 par value per share. As of September 30, 2014, 55,178,558 shares of our common stock were issued and outstanding, including 9,425,114 treasury shares held by us.
See “Description of Our Preferred Stock” below for a discussion of our outstanding Series A convertible preferred stock, which has certain rights and preferences superior to the rights associated with the common stock, and a discussion of the other preferred stock authorized for issuance under our certificate of incorporation, which preferred stock may be issued with voting, conversion, and other rights and preferences superior to the rights associated with the common stock and may adversely affect the rights of holders of our common stock.
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Section 216 of the Delaware General Corporation Law provides that, generally, unless otherwise provided in our certificate of incorporation or our by-laws or another section of the Delaware General Corporation Law with respect to a specified action, all matters to be voted on by stockholders must be approved by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote, or, in the case of the election of directors, by a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote, in each case at a meeting at which a quorum is present. With respect to certain matters where The NASDAQ Capital Market® shareholder approval requirements are applicable, The NASDAQ Capital Market® rules require approval by a majority of the total votes cast on the proposal.
Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders, subject to any preferential liquidation rights of holders of our preferred stock.
No Preemptive, Conversion, or Redemption Rights
Holders of our outstanding common stock have no preemptive, conversion, or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.
Trading Market
Our common stock is listed for trading on The NASDAQ Capital Market® under the symbol “MPET”. On November 14, 2014, the closing price of our common stock as reported on The NASDAQ Capital Market® was $1.37 per share.
Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge.
Anti-Takeover Provisions in our Certificate of Incorporation and By-Laws
Our certificate of incorporation and by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our certificate of incorporation and by-laws:

•
divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

•	provide that all vacancies on the board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

•
provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days prior to the meeting, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not more than 10 days following the date on which such notice of the meeting date was mailed or public disclosure given. Our by-laws specify the requirements as to the form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

•
provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of 66 2/3% of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

•
our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by these anti-takeover provisions.

DESCRIPTION OF OUR PREFERRED STOCK
This section describes the general terms and provisions of our currently outstanding Series A convertible preferred stock, and the general terms and provisions of the preferred stock that we may offer in the future under this prospectus. This information is a summary and is not complete in all respects. The specific terms of any series of preferred stock offered in the future will be described in a prospectus supplement, and those terms will supplement and, if applicable, may modify or replace the general terms described in this section. Any series of preferred stock we issue will be governed by our certificate of incorporation and by any certificate of designations relating to that series. We will file any amendment to our certificate of incorporation and any certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.
Authorized Preferred Stock
Our certificate of incorporation authorizes us to issue 50,000,000 shares of preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when and as authorized by our board of directors.
Our board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock with voting, conversion, and other rights and preferences superior to the rights associated with the common stock or other series of preferred stock that may be outstanding may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
Our board of directors has authorized the issuance of up to 28,000,000 shares of Series A convertible preferred stock which we refer to as our Series A preferred stock, 20,089,436 shares of which have been issued to One Stone Holdings II LP (“One Stone”) as of September 30, 2014. The terms of the Series A preferred stock, which ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding up, and dissolution, are discussed below under the caption “Series A Preferred Stock.” The remaining 22,000,000 shares of preferred stock authorized by our certificate of incorporation are currently undesignated, and no shares of our preferred stock other than our Series A preferred stock are currently issued or outstanding.
Series A Preferred Stock
On May 10, 2013, we entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with One Stone. Pursuant to the terms of the Series A Purchase Agreement, we issued and sold to One Stone 19,239,734 shares of Series A Preferred Stock on May 17, 2013 (the “Closing Date”), at a purchase price of $1.22 per share (the “Purchase Price”). During the fiscal year ended June 30, 2014, we issued a total of 849,702 additional shares of Series A Preferred Stock to One Stone in payment of dividends on the Series A Preferred Stock. Subject to certain conditions, each share of Series A Preferred Stock and any related unpaid accumulated dividends is convertible into one share of common stock, at an initial conversion price equal to the Purchase Price (the “Conversion Price”).
The shares of Series A Preferred Stock are subject to the following key terms under the Series A Purchase Agreement and the related Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement:

•
Dividends. Holders of Series A Preferred Stock are entitled to a dividend equivalent to 7.0% per annum on the face value, which is the Purchase Price plus any accumulated unpaid dividends, payable quarterly in arrears. Dividends are generally payable in cash or in kind (in the form of additional shares of Series A Preferred Stock), at the Company’s option.

•
Conversion. Each share of Series A Preferred Stock is convertible at any time, at the holder’s option, into one share of common stock, based on the initial face amount and a Conversion Price equal to the Purchase Price. The Series A Preferred Stock is entitled to customary anti-dilution protections.

•	Voting. The Series A Preferred Stock is entitled to vote on an as-converted basis with the common stock.

•
Forced Conversion. At any time after the third anniversary of the Closing Date, we have the right to cause the holders to convert all, but not less than all, of the shares of Series A Preferred Stock into shares of common stock, if, among other conditions: (i) the per share price of common stock equals or exceeds 200% of the Conversion Price for a period of 20 out of 30 consecutive trading days, (ii) the average daily trading volume of shares of common stock exceeds an amount equal to the number of shares of common stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock divided by 45, and (iii) the resale of shares of common stock is covered by an effective shelf registration statement, or such shares can be sold under Rule 144 under the Securities Act.

•
Redemption. At any time after the third anniversary of the Closing Date, and upon 30 days prior written notice, we may elect to redeem all, but not less than all, shares of Series A Preferred Stock for an amount equal to the greater of (i) the closing sale price of the common stock on the date we deliver such notice multiplied by the number of shares of common stock issuable upon conversion of the outstanding Series A Preferred Stock, and (ii) a cash payment that, when considering all cash dividends already paid, allows the holders of Series A Preferred Stock to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock. The holders of Series A Preferred Stock will have the right to convert the Series A Preferred Stock into shares of common stock at any time prior to the close of business on the redemption date.

•
Change in Control. In the event of a Change in Control (as defined) of the Company, holders of Series A Preferred Stock will have the option to (i) convert Series A Preferred Stock into common stock immediately prior to the Change in Control, (ii) in certain circumstances, receive stock or securities in the acquirer of the Company having substantially identical terms as those of the Series A Preferred Stock, or (iii) receive a cash payment that, when considering all cash dividends already paid, allows One Stone to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock.

•
Liquidation. Upon a liquidation event, holders of Series A Preferred Stock will be entitled to a non-participating liquidation preference per share of Series A Preferred Stock equal to (i) 115% of the Purchase Price until the second anniversary of the issuance of Series A Preferred Stock, (ii) 110% of the Purchase Price after the second anniversary of issuance until the third anniversary of issuance, (iii) 105% of the Purchase Price after the third anniversary of issuance until the fourth anniversary of issuance, and (iv) thereafter, at the Purchase Price.

•	Ranking. Series A Preferred Stock ranks senior to common stock with respect to dividend rights and rights on liquidation, winding up, and dissolution.

•
Board Representation. For so long as One Stone owns at least 15% or 10% of the fully diluted shares of common stock (assuming full conversion of the Series A Preferred Stock), One Stone will have the right to appoint two members or one member, respectively, to our board of directors. These directors will not be subject to director elections by the holders of common stock at the Company’s annual meetings of stockholders.

•
Minority Veto Rights. For so long as One Stone owns at least 10% of the fully diluted common stock (assuming full conversion of the Series A Preferred Stock), One Stone will hold veto rights with respect to (i) capital expenditures greater than $15.0 million that are not provided for in the then-current annual budget; (ii) certain related-party transactions; (iii) changes to our principal line of business; and (iv) an increase in the size of the board of directors to a number greater than 12.

•
Standstill. For a period of two years following the date of the Series A Purchase Agreement, One Stone is generally prohibited from (i) acquiring direct or beneficial control of any additional equity securities of the Company or any rights thereto; (ii) participating in or forming any voting group or voting trust with respect to any voting securities of the Company; and (iii) seeking to influence, modify, or control management, the board of directors, or any business, policies, or actions of the Company. Until such time as One Stone no longer holds any Series A Preferred Stock, One Stone is prohibited from engaging, directly or indirectly, in any short selling of the common stock.

•
Registration Rights. One Stone is entitled to resale registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock, pursuant to a Registration Rights Agreement.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by the complete Series A Purchase Agreement, and the related Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more other series. The preferred stock will have the dividend, liquidation, redemption, and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will describe the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid, and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund, and other rights, preferences, privileges, limitations, and restrictions.

Rank
Unless otherwise described in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distributions of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal, or junior to our other capital stock, as may be described in a prospectus supplement, as long as our certificate of incorporation so permits.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends to the extent described in the prospectus supplement when, as, and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be described in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors for the payment of dividends. Dividends on any series of preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock, or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will describe whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions of those features.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be described in the applicable prospectus supplement.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Magellan, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing.
Voting
The holders of preferred stock of each series will have no voting rights, except as set forth in the certificate of incorporation or the applicable certificate of designations and as described below or in a prospectus supplement.
Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series;

•	increase or decrease the par value of the shares of that series; or

•	alter or change the powers, preferences, or special rights of the shares of that series so as to affect them adversely.

No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers, or relative, participating, optional, or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our certificate of incorporation and in any certificate of designations; and

•	as otherwise required by law.

Anti-Takeover Provisions

For a description of anti-takeover provisions that could affect not only the holders of our common stock but also the holders of our preferred stock, see “Description of Our Common Stock – Anti-Takeover Provisions in our Certificate of Incorporation and By-Laws” and “– Anti-Takeover Provisions of Delaware Law” above.

DESCRIPTION OF OUR WARRANTS
The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock, and may be attached to or separate from any offered securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

As of September 30, 2014, the Company had no outstanding warrants.
Exercise of Warrants
Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS
We may issue units comprised of any combination of our common stock, preferred stock, and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”

The applicable provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” and “Description of Our Warrants” above, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS
Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the securities being offered by this prospectus.

EXPERTS
Our consolidated financial statements as of June 30, 2014 and 2013, and for the fiscal years ended June 30, 2014 and 2013, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on their report dated September 18, 2014, and upon their authority as experts in accounting and auditing.
Certain information with respect to our oil and natural gas reserves incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is based on the engineering report of Allen & Crouch Petroleum Engineers, Inc., a firm of independent petroleum engineers. Such information is incorporated in this prospectus in reliance on the authority of such firm as experts in petroleum engineering.

$100,000,000
Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses (other than underwriting discounts and commissions to be paid by us) expected to be incurred by the registrant in connection with the issuance and distribution of the securities covered by this registration statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission (the “SEC”), and will be borne by the registrant.

SEC registration fee		$11,620
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Listing Fee	$	*
Transfer and Disbursement Agent Fees	$	*
Printing costs and expenses	$	*
Miscellaneous	$	*

Total	$	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
Magellan is a Delaware corporation. Section 145 of the Delaware General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees, and agents of a Delaware corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:
(a)    A Delaware corporation may indemnify a person who is or was a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit, or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
(b)    A Delaware corporation may indemnify a person who is or was a director, officer, employee, or agent of the corporation in an action or suit by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable to the corporation (except under certain circumstances).

(c)    A Delaware corporation must indemnify a present or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding to the extent that such person has been successful on the merits or otherwise in defense of the action, suit, or proceeding.
(d)    A Delaware corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liability asserted against such person and incurred by such person in any such capacity or arising from such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the Delaware General Corporation Law.
Magellan’s certificate of incorporation and by-laws provide that Magellan shall enter into appropriate agreements with its directors and officers to both indemnify such directors and officers and advance funds for litigation expenses to the fullest extent permitted by Delaware law, as may be amended from time to time. In furtherance of these provisions, Magellan has entered into written agreements with each of its directors and officers to indemnify and advance expenses to those individuals to the fullest extent permitted by Delaware law. A copy of the form of indemnification agreement has been filed as Exhibit 10.1 to Magellan’s Current Report on Form 8-K filed on June 2, 2009.
In addition, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Magellan’s certificate of incorporation provides that a director of Magellan shall not be personally liable to Magellan or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
(a)    for any breach of the director’s duty of loyalty to Magellan or its stockholders;
(b)    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c)    under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or stock repurchases); or
(d)    for any transaction from which the director derived an improper personal benefit.

Magellan maintains directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.
Item 16. Exhibits.
The following exhibits are part of this registration statement:
Exhibit
Number                    Description
1.1+    Form of Underwriting Agreement

4.1
Specimen Stock Certificate for Shares of Magellan Petroleum Corporation Common Stock (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on June 26, 2013 and incorporated herein by reference)

4.2
Registration Rights Agreement dated May 17, 2013 between Magellan Petroleum Corporation and One Stone Holdings II LP (filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on June 26, 2013 and incorporated herein by reference)

4.3+    Form of Certificate of Designations for Preferred Stock

4.4+    Form of Warrant Agreement (including form of Warrant Certificate)
4.5+    Form of Unit Agreement (including form of Unit Certificate)
5.1*    Opinion of Davis Graham & Stubbs LLP
23.1*    Consent of EKS&H LLLP
23.2*    Consent of Allen & Crouch Petroleum Engineers Inc.
23.5*    Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1)
24.1*    Power of Attorney (included in the signature pages hereto)

*	Filed herewith.

+	To be filed as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 or by post-effective amendment to the Registration Statement.
Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that:
Paragraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 17, 2014.

MAGELLAN PETROLEUM CORPORATION

By: /s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Thomas Wilson, Antoine J. Lafargue, and Matthew R. Ciardiello and each or any one of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ J. Thomas Wilson John Thomas Wilson	President and Chief Executive Officer, and Director (Principal Executive Officer)	November 17, 2014
/s/ Matthew R. Ciardiello Matthew R. Ciardiello	Vice President – Chief Financial Officer, Treasurer, and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	November 17, 2014
/s/ Vadim Gluzman Vadim Gluzman	Director	November 17, 2014
/s/ Robert I. Israel Robert I. Israel	Director	November 17, 2014
/s/ Brendan S. MacMillan Brendan S. MacMillan	Director	November 17, 2014
/s/ Ronald P. Pettirossi Ronald P. Pettirossi	Director	November 17, 2014
/s/ Milam Randolph Pharo Milam Randolph Pharo	Director	November 17, 2014
/s/ J. Robinson West J. Robinson West	Director	November 17, 2014